UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 10, 2002
Date of Report (Date of earliest event reported)

POINT WEST CAPITAL CORPORATION
( Exact name of registrant as specified in its charter)

Delaware	0-27736	94-3165263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Montgomery Street, Suite 250, San Francisco, CA 94111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (415)394-9467

Item 4. Changes in Registrant's Certifying Accountant

        (a)  On May 10, 2002, Point West Capital Corporation (the "Registrant") engaged the accounting firm of Samuel H. Wong & Co., LLP as the Registrant's independent public accountants.  During the Registrant’s two most recent fiscal years and any subsequent interim period, the Registrant did not consult Samuel H. Wong & Co., LLP regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that Samuel H. Wong & Co., LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue or (3) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to that Item) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(b)    Exhibits

        None

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

POINT WEST CAPITAL CORPORATION

By: /s/ John Ward Rotter
John Ward Rotter
Chief Executive Officer and Corporate Secretary

Date: May 15, 2002